Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Austerlitz Acquisition Corporation II (the “Company”) on Form 10-Q/A for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Bryan Coy, Chief Financial Officer of the Company, certify, pursuant to18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: January 10, 2022

/s/ Bryan Coy
Bryan Coy
Chief Financial Officer
(Principal Financial and Accounting Officer)